EXHIBIT 99.1

Gartner	Press Release
CONTACT:
Peter Genovese
Investor Relations
+1 203 316 6537
investor.relations@gartner.com

Gartner Reports Financial Results for Third Quarter 2015
Contract Value Increased 14% YoY FX Neutral to $1.643 billion
Research Revenue Increased 16% YOY FX Neutral

STAMFORD, Conn., November 5, 2015 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for third quarter 2015 and updated its financial outlook for full year 2015.
For third quarter 2015, total revenue was $500.2 million, an increase of 6% over third quarter 2014 and 13% excluding the foreign exchange impact. Third quarter 2015 net income was $30.4 million, a decrease of 10% compared to third quarter 2014. Normalized EBITDA was $79.8 million for third quarter 2015, an increase of 7%, while diluted earnings per share was $0.36 in third quarter 2015 compared to $0.38 in third quarter 2014. Diluted Earnings Per Share Excluding Acquisition Adjustments was $0.45 in third quarter 2015 compared to $0.44 in third quarter 2014. (See “Non-GAAP Financial Measures” below for a discussion of Normalized EBITDA and Diluted Earnings Per Share Excluding Acquisition Adjustments).
For the nine months ended September 30, 2015, total revenue was $1.519 billion, an increase of 6% over the same period in 2014 and 13% adjusted for the foreign exchange impact. Net income for nine months ended September 30, 2015 was $109.9 million while Normalized EBITDA was $270.6 million. Diluted earnings per share for the nine month period was $1.29 in 2015 compared to $1.37 in 2014. Diluted Earnings Per Share Excluding Acquisition Adjustments was $1.47 per share and $1.52 per share for the nine months ended September 30, 2015 and 2014, respectively.
Gene Hall, Gartner’s chief executive officer, commented, “Gartner continues to deliver robust results as a company. We achieved another quarter of double-digit CV growth and we continue to deliver strong results across our underlying metrics.”
Business Segment Highlights
Research
Revenue for third quarter 2015 was $396.2 million, up 8% compared to third quarter 2014 and 16% excluding the foreign exchange impact. The quarterly gross contribution margin was 69% for both 2015 and 2014. Contract value was $1.643 billion at September 30, 2015, an increase of 11% on a reported basis and 14% on a foreign exchange neutral basis compared to September 30, 2014. Client retention was 84% for both the third quarter of 2015 and 2014, while wallet retention was 106% in the 2015 quarter and 105% in the 2014 quarter.

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Consulting
Revenue for third quarter 2015 was $74.7 million, a decrease of 9% compared to third quarter 2014. Excluding the foreign exchange impact, quarterly revenues decreased 3%. The gross contribution margin was 29% and 30% in third quarter 2015 and 2014, respectively. Third quarter 2015 utilization was 63% compared to 65% in third quarter 2014. As of September 30, 2015, billable headcount was 588 compared to 534 as of September 30, 2014. Backlog was $109.6 million at September 30, 2015 compared to $108.5 million at September 30, 2014.
Events
Revenue for third quarter 2015 was $29.3 million, an increase of 26% compared to third quarter 2014. Adjusted for the foreign exchange impact, quarterly revenue increased 38% in the 2015 period. The gross contribution margin was 39% in third quarter 2015 compared to 30% in the prior year quarter. The Company held 15 events with 7,215 attendees in third quarter 2015 compared to 12 events and 5,606 attendees in third quarter 2014.
Cash Flow and Balance Sheet Highlights
Gartner generated $266 million of operating cash flow in the nine months ended September 30, 2015 compared to $276 million in the same period of 2014. Additions to property, equipment and leasehold improvements (“Capital Expenditures”) totaled $36 million in the nine months ended September 30, 2015. At September 30, 2015, the Company had $371 million of cash and $646 million of available borrowing capacity on its revolving credit facility. Through September 30, 2015, the Company used $453 million in cash to repurchase its common shares and $196 million in cash to complete the purchases of two businesses, Nubera eBusiness S.L., and Capterra, Inc. Both acquired businesses assist organizations in selecting the right business software for their needs.

Financial Outlook for 2015
The Company also updated its full year 2015 projections for revenues, EPS, Normalized EBITDA, and cash flows. The updated full year projections are as follows:
Projected Revenue

($ in millions)	2015 Projected Range			% Change
Research	$1,580	—	$1,595	9%	—	10%
Consulting	325	—	340	(7)	—	(2)
Events	245	—	255	8	—	12
Total Revenue	$2,150	—	$2,190	6%	—	8%

Projected Earnings and Cash Flow (1)

($ in millions, except per share data)	2015 Projected Range			% Change
GAAP Diluted Earnings Per Share	$1.97	—	$2.07	(3)%	—	2%
Diluted Earnings Per Share Excluding Acquisition Adjustments	2.29	—	2.39	2	—	7
Normalized EBITDA	405	—	420	5	—	9

Operating Cash Flow	337	—	352	(3)	—	1
Acquisition and Integration Payments	16	—	16	>100	—	>100
Capital Expenditures	(48)	—	(48)	25	—	25
Free Cash Flow	$305	—	$320	(2)%	—	3%

(1)	See “Non-GAAP Financial Measures” below for descriptions of Diluted Earnings Per Share Excluding Acquisition Adjustments, Normalized EBITDA, and Free Cash Flow.

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Conference Call Information
Gartner has scheduled a conference call at 8:30 a.m. eastern time on Thursday, November 5, 2015 to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s website at http://investor.gartner.com or by dial-in. The U.S. dial-in number is 888-713-4209 and the international dial-in number is 617-213-4863 and the participant passcode is 75984436#. The question and answer session of the conference call will be open to investors and analysts only. A replay of the webcast will be available for approximately 90 days following the call.
About Gartner

Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, we are the valuable partner to clients in over 10,000 distinct enterprises. Through the resources of Gartner Research, Consulting and Events, we work with clients to research, analyze and interpret the business of IT within the context of their individual roles. Gartner is headquartered in Stamford, Connecticut, U.S.A., and as of September 30, 2015, had 7,596 associates, including 1,699 research analysts and consultants, and clients in over 90 countries. For more information, visit www.gartner.com.
Non-GAAP Financial Measures
Normalized EBITDA: Represents operating income excluding depreciation and amortization, accretion on obligations related to excess facilities, stock-based compensation expense, and acquisition and integration charges. We believe Normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results. Investors are cautioned that Normalized EBITDA is not a financial measure defined under generally accepted accounting principles and as a result is considered a non-GAAP financial measure. We provide this measure to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Normalized EBITDA should not be construed as an alternative to any other measure of performance determined in accordance with generally accepted accounting principles.

Diluted Earnings Per Share Excluding Acquisition Adjustments: Represents GAAP diluted earnings per share adjusted for the per share impact of certain items directly related to acquisitions, net of tax effect. The adjustments consist of amortization of identifiable intangibles, non-recurring acquisition and integration charges such as legal, consulting, retention, severance and other costs, and non-cash fair value adjustments on pre-acquisition deferred revenues. We believe Diluted Earnings Per Share Excluding Acquisition Adjustments is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities plus cash acquisition and integration payments less cash paid for capital expenditures. We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that is available to be used to repurchase our stock, repay debt obligations, invest in future growth through new business development activities, or make acquisitions.

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Safer Harbor Statement

Statements contained in this press release regarding the Company’s growth and prospects, projected 2015 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve and effectively manage growth, including our ability to integrate acquisitions and consummate future acquisitions; our ability to pay our debt; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness and budget cuts of governments and agencies; and other factors described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014, which can be found on Gartner’s website at www.investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014		2015	2014
Revenues:
Research	$396,179	$365,334	8%	$1,162,987	$1,071,943	8%
Consulting	74,686	82,300	(9)%	239,814	260,059	(8)%
Events	29,301	23,306	26%	116,487	105,460	10%
Total revenues	500,166	470,940	6%	1,519,288	1,437,462	6%
Costs and expenses:
Cost of services and product development	193,602	188,059	3%	581,859	562,058	4%
Selling, general and administrative	236,355	217,025	9%	703,868	640,179	10%
Depreciation	8,510	7,945	7%	24,939	23,125	8%
Amortization of intangibles	2,737	2,505	9%	6,983	5,763	21%
Acquisition and integration charges	6,488	6,015	8%	15,263	16,015	(5)%
Total costs and expenses	447,692	421,549	6%	1,332,912	1,247,140	7%
Operating income	52,474	49,391	6%	186,376	190,322	(2)%
Interest expense, net	(6,049)	(2,656)	>100%	(14,769)	(7,586)	95%
Other income (expense), net	5,367	(287)	>100%	3,937	(341)	>100%
Income before income taxes	51,792	46,448	12%	175,544	182,395	(4)%
Provision for income taxes	21,426	12,602	70%	65,672	57,773	14%
Net income	$30,366	$33,846	(10)%	$109,872	$124,622	(12)%

Income per common share:
Basic	$0.37	$0.38	(3)%	$1.30	$1.39	(6)%
Diluted	$0.36	$0.38	(5)%	$1.29	$1.37	(6)%
Weighted average shares outstanding:
Basic	82,989	88,513	(6)%	84,244	89,901	(6)%
Diluted	84,113	89,708	(6)%	85,435	91,273	(6)%

BUSINESS SEGMENT DATA
(Unaudited; in thousands)

	Revenue	Direct Expense	Gross Contribution	Contribution Margin
Three Months Ended 9/30/15
Research	$396,179	$121,212	$274,967	69%
Consulting	74,686	53,093	21,593	29%
Events	29,301	17,758	11,543	39%
TOTAL	$500,166	$192,063	$308,103	62%

Three Months Ended 9/30/14
Research	$365,334	$114,221	$251,113	69%
Consulting	82,300	57,526	24,774	30%
Events	23,306	16,360	6,946	30%
TOTAL	$470,940	$188,107	$282,833	60%

Nine Months Ended 9/30/15
Research	$1,162,987	$351,110	$811,877	70%
Consulting	239,814	158,639	81,175	34%
Events	116,487	63,060	53,427	46%
TOTAL	$1,519,288	$572,809	$946,479	62%

Nine Months Ended 9/30/14
Research	$1,071,943	$326,466	$745,477	70%
Consulting	260,059	168,712	91,347	35%
Events	105,460	61,319	44,141	42%
TOTAL	$1,437,462	$556,497	$880,965	61%

SELECTED STATISTICAL DATA

	September 30, 2015	September 30, 2014
Research contract value (a)	$1.643	$1.486
Research client retention - enterprise (b)	84%	84%
Research wallet retention - enterprise (b)	106%	105%
Research client enterprises	10,093	9,279

Consulting backlog (c)	$109,600	$108,539
Consulting—quarterly utilization	63%	65%
Consulting billable headcount	588	534
Consulting—average annualized revenue per billable headcount (c)	$371	$423

Events—number of events for the quarter	15	12
Events—attendees for the quarter	7,215	5,606

(a)	In billions.

(b)	An enterprise is defined as a single company or customer.

(c)	In thousands.

SUPPLEMENTAL INFORMATION
Reconciliation - Operating income to Normalized EBITDA (a) (Unaudited; in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$30,366	$33,846	$109,872	$124,622
Interest expense, net	6,049	2,656	14,769	7,586
Other (income) expense, net	(5,367)	287	(3,937)	341
Tax provision	21,426	12,602	65,672	57,773
Operating income	$52,474	$49,391	$186,376	$190,322
Normalizing adjustments:
Stock-based compensation expense (b)	9,588	8,808	36,980	29,425
Depreciation, accretion, and amortization (c)	11,272	10,487	31,988	29,001
Acquisition and integration adjustments (d)	6,488	6,015	15,263	16,015
Normalized EBITDA	$79,822	$74,701	$270,607	$264,763

(a)	Normalized EBITDA is based on GAAP operating income adjusted for certain normalizing adjustments.

(b)	Consists of charges for stock-based compensation awards.

(c)	Includes depreciation expense, accretion on excess facilities accruals, and amortization of intangibles.

(d)	Consists of directly-related incremental expenses from acquisitions.

Reconciliation - Diluted Earnings Per Share to Diluted Earnings Per Share Excluding Acquisition Adjustments (a) (Unaudited; in thousands, except per share amounts):

	Three Months Ended September 30,
	2015		2014
	After-tax Amount	EPS	After-tax Amount	EPS
Diluted earnings per share	$30,366	$0.36	$33,846	$0.38
Acquisition adjustments, net of tax effect (b):
Amortization of acquired intangibles (c)	2,105	0.03	1,633	0.02
Acquisition and integration charges (d)	5,167	0.06	3,849	0.04
Diluted earnings per share excluding acquisition adjustments (e)	$37,638	$0.45	$39,328	$0.44

	Nine Months Ended September 30,
	2015		2014
	After-tax Amount	EPS	After-tax Amount	EPS
Diluted earnings per share	$109,872	$1.29	$124,622	$1.37
Acquisition adjustments, net of tax effect (b):
Amortization of acquired intangibles (c)	4,681	0.05	3,710	0.04
Acquisition and integration charges (d)	10,910	0.13	10,594	0.11
Diluted earnings per share excluding acquisition adjustments (e)	$125,463	$1.47	$138,926	$1.52

(a)
Diluted earnings per share excluding acquisition adjustments represents GAAP diluted earnings per share adjusted for the per share impact of certain items directly-related to acquisitions, net of tax effect.

(b)	The effective tax rates on the adjustments were 20% and 29% for the three and nine months ended September 30, 2015 and 36% and 34% for the three and nine months ended September 30, 2014.

(c)	Consists of non-cash amortization charges related to acquired intangibles.

(d)	Consists of directly-related incremental expenses from acquisitions.

(e)
Calculated based on 84.1 million and 85.4 million shares for the three and nine months ended September 30, 2015, respectively, and 89.7 million and 91.3 million shares for the three and nine months ended September 30, 2014, respectively.